CERTIFICATE OF TRUST




         THIS Certificate of Trust of Pioneer High Yield Fund (the "Trust"),

dated August 3, 1999, is being duly executed and filed by the undersigned trustees, to form a business trust under the Delaware Business Trust Act (12

Del. C. [Subsection] 3801, ET SEQ).

         1.       NAME.  The name of the business trust formed hereby is Pioneer

High Yield  Fund.

         2.       REGISTERED AGENT.  The business address of the registered

office of the Trust in the State of Delaware is 1201 North Market Street in the

City of Wilmington, County of New Castle, 19801. The name of the Trust's registered agent at such address is Delaware Corporation Organizers, Inc.

         3.       EFFECTIVE DATE.  This Certificate of Trust shall be effective upon the date and time of filing.

         4. SERIES TRUST. Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally. The Trust is a registered investment company under the Investment Company Act of 1940, as amended.


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         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.

                         /S/ MARY K. BUSH
                         Mary K. Bush As Trustee and not individually

                         /S/ JOHN F. COGAN, JR.
                         John F. Cogan, Jr. As Trustee and not individually

                         /S/ RICHARD H. EGDAHL
                         Richard H. Egdahl As Trustee and not individually

                         /S/ MARGARET BW BRAHAM
                         Margaret B.W. Graham As Trustee and not individually

                         /S/ JOHN W. KENDRICK
                         John W. Kendrick As Trustee and not individually

                         /S/ MARGUERITE A. PIRET
                         Marguerite A. Piret As Trustee and not individually

                         /S/ DAVID D. TRIPPLE
                         David D. Tripple As Trustee and not individually

                         /S/ STEPHEN K. WEST
                         Stephen K. West As Trustee and not individually

                         /S/ JOHN WINTHROP
                         John Winthrop As Trustee and not individually


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